Exhibit 99.1

Marketo Announces Revenue Growth of 64% to $95.9 million for 2013

Fourth Quarter Revenue Increases 67% to $28.2 million

SAN MATEO, Calif. — February 11, 2014 — Marketo (NASDAQ: MKTO), provider of the leading cloud-based marketing platform for building and sustaining engaging customer relationships, today announced its fourth quarter and 2013 financial results.

Highlights:

•                  Revenue grew 64% in 2013 and 67% in the fourth quarter

•                  Deferred revenue increased 100% year over year to $41.4 million

•                  Completed data center transition program

•                  Customer count increased to 3,001 at year end

•                  Continued innovation with acquisition of Insightera for real-time personalization

“We are delighted to report outstanding financial and operational results in the fourth quarter, wrapping up a very strong year for Marketo,” commented Phil Fernandez, Chairman and CEO of Marketo. “2013 was the year that marketing software emerged into broad awareness as the most exciting category in enterprise software. Marketers have stepped forward as the stewards of customer experience and lifetime value in their organizations. This has allowed marketers in virtually every industry to become the most important catalyst for revenue growth in their business. This is what I call a Marketing First world.

“As we look into 2014, we are more excited than ever about the opportunities ahead as we continue to earn new customers, expand into our existing customer base, and extend our track record of thought leadership and innovation,” concluded Fernandez.

Results for the fourth quarter of 2013:

•                  Revenue: Revenue was $28.2 million, an increase of 67% over the prior year period and an increase of 10% from the quarter ended September 30, 2013.

•                  Deferred Revenue:  Deferred revenue at December 31, 2013 was $41.4 million, up 100% year over year from $20.6 million at December 31, 2012, and up 35% compared to the $30.6 million at September 30, 2013.

•                  Net Loss: GAAP net loss was $15.5 million, and net loss per common share, basic and diluted, was $(0.41). Non-GAAP net loss was $11.2 million, and net loss per common share, basic and diluted, was $(0.29), which excludes approximately $2.4 million in stock-based compensation expense, $950,000 of litigation settlement costs, $734,000 of acquisition related costs and $176,000 of amortization of acquired intangible assets.  GAAP and non-GAAP net loss per common share calculations are based on 38.3 million weighted average common shares outstanding.

•                  Total Cash and Cash Equivalents: As of December 31, 2013, total cash and cash equivalents was $128.3 million.

Results for fiscal year 2013:

•                  Revenue: Revenue was $95.9 million, an increase of 64% over the prior year period.

•                  Net Loss: GAAP net loss was $47.4 million, and net loss per common share, basic and diluted, was $(1.92). Non-GAAP net loss was $37.1 million, and net loss per common share, basic and diluted, was $(1.50), which excludes approximately $8.1 million in stock-based compensation expense, $950,000 of litigation settlement costs, $734,000 of acquisition related costs and $551,000 of amortization of acquired intangible assets.  GAAP and non-GAAP net loss per common share calculations are based on 24.7 million weighted average common shares outstanding.

Outlook

As of February 11, 2014, Marketo is initiating revenue and EPS guidance for its first quarter of 2014 and full year 2014 guidance.

For the first quarter of 2014, Marketo expects to report:

•                  Revenue in the range of $29.5 to $30.5 million

•                  GAAP net loss per share in the range of $(0.39) to $(0.41)

•                  Non-GAAP net loss per share in the range of $(0.28) to $(0.30), excluding stock-based compensation expenses of approximately $3.8 million and $484,000 of amortization of acquired intangible assets assuming approximately 39.6 million weighted average common shares outstanding

For the full year 2014, Marketo expects to report:

•                  Revenue in the range of $130 to $135 million

•                  GAAP net loss per share in the range of $(1.74) to $(1.85)

•                  Non-GAAP net loss per share in the range of $(1.09) to $(1.15), excluding stock-based compensation expenses of approximately $24.3 million and $1.9 million of amortization of acquired intangible assets assuming approximately 41.0 million weighted average common shares outstanding

Conference Call Information

Marketo will host a conference call and live webcast to discuss the financial results at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time, today, Tuesday, February 11, 2014. The conference call can be accessed by dialing 1-877-941-2068, or 1-480-629-9712 (outside the U.S. and Canada).   A live webcast will be available on the Investor Relations page of the Marketo corporate website at www.marketo.com and via replay beginning approximately two hours after the completion of the call for 90 days.  An audio replay of the call will also be available by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering passcode 4662008#.

Use of Non-GAAP Financial Information

Marketo provides financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand Marketo’s past financial performance and future results, Marketo has supplemented its financial results that it provides in accordance with GAAP with certain non-GAAP financial measures. The method Marketo uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, management is excluding the following items from its non-GAAP historic and estimated net loss and net loss per common share, basic and diluted:

• Stock-Based Compensation Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

• Amortization of Acquired Intangible Assets: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

• Litigation Settlement: The company settled some litigation in the fourth quarter and views this as a non-recurring expense.

• Integration Costs: The company views acquisition-related integration costs, such as legal and audit services associated with an acquired company, as items arising from pre-acquisition activities that are non-recurring in nature.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These forward-looking statements include general statements about our opportunities for growth and specific statements about our expected GAAP and non-GAAP financial results for the first quarter and the full year of 2014, including revenue, net loss, EPS, stock-based compensation expenses and amortization of acquired intangible assets. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties that could cause actual results to differ from the results predicted include, but are not limited to, risks associated with: possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; relationships with platform providers; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information about factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time.

Marketo assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

About Marketo: Marketing Software. Easy, Powerful, Complete.

Marketo (NASDAQ: MKTO) provides the leading cloud-based marketing software platform for companies of all sizes to build and sustain engaging customer relationships.  Spanning today’s digital, social, mobile and offline channels, the Marketo® solution includes a complete suite of applications that help organizations acquire new customers more efficiently, maximize customer loyalty and lifetime value, improve sales effectiveness, and provide analytical insight into marketing’s contribution to revenue growth. Marketo’s applications are known for their breakthrough ease-of-use, and are complemented by the Marketing Nation™, a thriving network of more than 200 LaunchPoint™ ecosystem partners and over 40,000 marketers who share and learn from each other to grow their collective marketing expertise.  The result for modern marketers is unprecedented agility and superior results.

Headquartered in San Mateo, CA with offices in Europe and Australia, Marketo serves as a strategic marketing partner to more than 3,000 large enterprises and fast-growing small companies across a wide variety of industries. For more information, visit www.marketo.com.

Marketo, the Marketo logo, Marketing Nation and LaunchPoint are trademarks of Marketo, Inc. All other trademarks are the property of their respective owners.

IR Contact:

Erica Abrams

The Blueshirt Group for Marketo

415.217.5864

Erica@blueshirtgroup.com

Source Marketo

###

MARKETO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$128,299	$44,247
Accounts receivable, net	26,946	14,106
Prepaid expenses and other current assets	3,218	2,379
Total current assets	158,463	60,732
Property and equipment, net	13,856	5,617
Goodwill	25,941	9,537
Intangible assets, net	7,095	2,734
Other assets	484	536
Total assets	$205,839	$79,156

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,527	$2,217
Accrued expenses and other current liabilities	23,055	8,945
Deferred revenue	41,356	20,642
Current portion of credit facility	2,187	582
Total current liabilities	70,125	32,386
Credit facility, net of current portion	5,372	3,058
Other long-term liabilities	1,900	148
Total liabilities	77,397	35,592

Stockholders’ equity:
Convertible preferred stock	—	119,121
Common stock	4	—
Additional paid-in capital	257,801	6,499
Accumulated other comprehensive income	198	145
Accumulated deficit	(129,561)	(82,201)
Total stockholders’ equity	128,442	43,564
Total liabilities and stockholders’ equity	$205,839	$79,156

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012

Revenue:
Subscription and support	$25,153	$15,292	$85,095	$52,756
Professional services and other	3,018	1,555	10,823	5,657
Total revenue	28,171	16,847	95,918	58,413
Cost of revenue (1):
Subscription and support	6,295	5,072	24,681	16,216
Professional services and other	3,991	2,374	13,298	8,442
Total cost of revenue	10,286	7,446	37,979	24,658
Gross profit:
Subscription and support	18,858	10,220	60,414	36,540
Professional services and other	(973)	(819)	(2,475)	(2,785)
Total gross profit	17,885	9,401	57,939	33,755
Operating expenses (1):
Research and development	6,402	4,964	23,321	18,799
Sales and marketing	19,719	9,325	62,769	37,776
General and administrative	6,996	3,027	18,655	11,388
Total operating expenses	33,117	17,316	104,745	67,963
Loss from operations	(15,232)	(7,915)	(46,806)	(34,208)
Other income (expense), net	(281)	(107)	(526)	(158)
Loss before provision for income taxes	(15,513)	(8,022)	(47,332)	(34,366)
Provision for income taxes	(18)	14	28	19
Net loss	$(15,495)	$(8,036)	$(47,360)	$(34,385)

Net loss per share of common stock, basic and diluted	$(0.41)	$(2.68)	$(1.92)	$(12.26)
Shares used in computing net loss per share of common stock, basic and diluted	38,257	2,994	24,709	2,806
Comprehensive loss:
Net loss	$(15,495)	$(8,036)	$(47,360)	$(34,385)
Other comprehensive income (loss):
Foreign currency translation adjustments	77	17	53	26
Comprehensive loss	$(15,418)	$(8,019)	$(47,307)	$(34,359)

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012

Cost of subscription and support revenue	$179	$73	$496	$216
Cost of professional services and other revenue	245	48	690	169
Research and development	479	184	2,084	575
Sales and marketing	647	166	2,293	966
General and administrative	885	341	2,512	1,046
Total stock-based compensation expense	$2,435	$812	$8,075	$2,972

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$(15,495)	$(8,036)	$(47,360)	$(34,385)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,584	641	4,621	1,731
Stock-based compensation expense	2,435	812	8,075	2,972
Deferred income taxes	(65)	—	(65)	—
Loss on sale of assets	—	—	—	—
Changes in operating assets and liabilities:
Accounts receivable, net	(13,461)	(3,365)	(12,702)	(4,989)
Prepaid expenses and other current assets	1,390	419	(698)	(203)
Other assets	5	190	(46)	(505)
Accounts payable	993	(251)	2,050	(1,624)
Accrued expenses and other current liabilities	7,078	882	13,177	3,647
Deferred revenue	10,592	4,223	20,438	9,536
Deferred rent	(3)	1	141	(28)
Net cash used in operating activities	(4,947)	(4,484)	(12,369)	(23,848)
Cash flows from investing activities:
Purchase of property and equipment	(3,167)	(639)	(11,401)	(4,354)
Capitalized software development	(114)	—	(459)	—
Cash used in acquisition, net of cash acquired	(6,216)	—	(6,216)	698
Net cash used in investing activities	(9,497)	(639)	(18,076)	(3,656)
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discount	—	—	80,506	—
Proceeds from follow-on offering, net of underwriting discount	—	—	22,519	—
Proceeds from private placement	—	—	6,500	—
Proceeds from issuance of common stock upon exercise of stock options	2,507	396	4,985	912
Repurchase of unvested common stock from terminated employees	(2)	(8)	(22)	(67)
Withholding taxes remitted for the net share settlement of an equity award	—	—	(124)	—
Proceeds from issuance of debt	—	1,420	4,500	3,640
Repayment of debt	(290)	—	(582)	—
Payment incurred for common stock registration related to acquisition	(35)	—	(35)	—
Payment of deferred initial public offering and follow-on offering costs	(437)	(99)	(3,820)	(99)
Net cash provided by financing activities	1,743	1,709	114,427	4,386
Effect of foreign exchange rate changes on cash and cash equivalents	80	(51)	70	(35)
Net increase (decrease) in cash and cash equivalents	(12,621)	(3,465)	84,052	(23,153)
Cash and cash equivalents — beginning of period	140,920	47,712	44,247	67,400
Cash and cash equivalents —end of period	$128,299	$44,247	$128,299	$44,247

MARKETO, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Marketo uses non-GAAP measures of operating loss, net loss and net loss per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Marketo’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended September 30, 2013	Three Months Ended December 31, 2013	Three Months Ended December 31, 2012	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012
Revenue:
Subscription and support	$22,504	$25,153	$15,292	$85,095	$52,756
Professional services and other	3,003	3,018	1,555	10,823	5,657
Total Revenue	$25,507	$28,171	$16,847	$95,918	$58,413

Cost of revenue reconciliation:
GAAP Subscription and support	$6,245	$6,295	$5,072	$24,681	$16,216
Stock-based compensation	(140)	(179)	(73)	(496)	(216)
Amortization of acquired intangible assets	(57)	(95)	—	(267)	—
Non-GAAP subscription and support	$6,048	$6,021	$4,999	$23,918	$16,000

GAAP Professional services and other	$3,568	$3,991	$2,374	$13,298	$8,442
Stock-based compensation	(198)	(245)	(48)	(690)	(169)
Amortization of acquired intangible assets	—	—	—	—	—
Non-GAAP professional services and other	$3,370	$3,746	$2,326	$12,608	$8,273

Gross profit and gross margin reconciliation:
Non-GAAP subscription and support gross profit	$16,456	$19,132	$10,293	$61,177	$36,756
Non-GAAP professional services and other gross profit	(367)	(728)	(771)	(1,785)	(2,616)
Non-GAAP gross profit	$16,089	$18,404	$9,522	$59,392	$34,140
Non-GAAP subscription and support gross margin	73.1%	76.1%	67.3%	71.9%	69.7%
Non-GAAP professional services and other gross margin	-12.2%	-24.1%	-49.6%	-16.5%	-46.2%
Non-GAAP gross margin	63.1%	65.3%	56.5%	61.9%	58.4%

Operating expenses reconciliation:
GAAP Research and development	$5,938	$6,402	$4,964	$23,321	$18,799
Stock-based compensation	(458)	(479)	(184)	(2,084)	(575)
Amortization of acquired intangible assets	—	—	(72)	—	(205)
Non-GAAP research and development	$5,480	$5,923	$4,708	$21,237	$18,019
As a % of total revenues, non-GAAP	21.5%	21.0%	27.9%	22.1%	30.8%

GAAP Sales and marketing	$15,244	$19,719	$9,325	$62,769	$37,776
Stock-based compensation	(553)	(647)	(166)	(2,293)	(966)
Amortization of acquired intangible assets	(43)	(52)	(43)	(181)	(121)
Non-GAAP sales and marketing	$14,648	$19,020	$9,116	$60,295	$36,689
As a % of total revenues, non-GAAP	57.4%	67.5%	54.1%	62.9%	62.8%

GAAP General and administrative	$4,356	$6,996	$3,027	$18,655	$11,388
Stock-based compensation	(674)	(885)	(341)	(2,512)	(1,046)
Amortization of acquired intangible assets	(25)	(29)	(25)	(103)	(71)
Litigation settlement	—	(950)	—	(950)	—
Acquistion related costs	—	(734)	—	(734)	—
Non-GAAP general and administrative	$3,657	$4,398	$2,661	$14,356	$10,271
As a % of total revenues, non-GAAP	14.3%	15.6%	15.8%	15.0%	17.6%

Loss from operations reconciliation:
GAAP loss from operations	$(9,844)	$(15,232)	$(7,915)	$(46,806)	$(34,208)
Stock-based compensation	2,023	2,435	812	8,075	2,972
Amortization of acquired intangible assets	125	176	140	551	397
Litigation settlement	—	950	—	950	—
Acquistion related costs	—	734	—	734	—
Non-GAAP loss from operations	$(7,696)	$(10,937)	$(6,963)	$(36,496)	$(30,839)

Net loss reconciliation:
GAAP Net loss	$(9,951)	$(15,495)	$(8,036)	$(47,360)	$(34,385)
Stock-based compensation	2,023	2,435	812	8,075	2,972
Amortization of acquired intangible assets	125	176	140	551	397
Litigation settlement	—	950	—	950	—
Acquistion related costs	—	734	—	734	—
Non-GAAP Net loss	$(7,803)	$(11,200)	$(7,084)	$(37,050)	$(31,016)

Basic and diluted net loss per share
GAAP	$(0.27)	$(0.41)	$(2.68)	$(1.92)	$(12.26)
Non-GAAP	$(0.21)	$(0.29)	$(2.37)	$(1.50)	$(11.05)

Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	37,054	38,257	2,994	24,709	2,806